POWER OF ATTORNEY

The undersigned, Brian Pomraning, does hereby make, constitute and appoint Steven Vigliotti, Angelo Bulone, Angelique DeSanto, Peter Tucker, Robert Wollin, and Eric Days, and each of them, true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the reports and filings required under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder (the "Section 16 Reports"), in connection with transactions by, and beneficial ownership of, the undersigned in securities issued by Investment Technology Group, Inc. (the "Company"), and the Form 144 required under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), in connection with any sales by the undersigned of securities issued by the Company, and any other documents and instruments incidental to any of the foregoing, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary, including filing the Section 16 Reports, the Forms 144, and amendments thereto with the Securities and Exchange Commission, and the undersigned does hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act or Rule 144 of the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Forms 144 or the Section 16 Reports with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has subscribed his name, this 9th day of February, 2017.

                                         /s/ Brian Pomraning
                                  ------------------------------------
                                           Brian Pomraning